UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 5, 2005

Cyberonics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19806	76-0236465
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Cyberonics Blvd., Houston, Texas		77058
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	2812287200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2005, the Compensation Committee (the "Committee") of the Cyberonics Board of Directors approved and Cyberonics, Inc. (the "Company") entered into a new five-year employment agreement with Robert P. Cummins, Chairman and Chief Executive Officer. The Committee’s approval follows careful consideration of a report from its compensation consultant, Towers Perrin, describing compensation packages for chief executive officers at similarly situated companies with whom the Company competes for key employees, as well as an opinion from Towers Perrin that the terms of the agreement are consistent with current market standards. Under the terms of the agreement, Mr. Cummins receives a $600,000 base salary that can be adjusted annually as determined by the Committee and an annual bonus in the amount of 80% to 110% of his base salary, subject to the attainment of certain objectives established at the outset of each fiscal year by the Committee. The agreement also provides long-term incentive compensation as follows: on the date of agreement execution, a grant of 75,000 shares of restricted stock vesting at the rate of 15,000 shares at the end of each year over a five-year period; on the first anniversary of the execution date, a grant of 75,000 shares of restricted stock vesting at the rate of 18,750 shares at the end of each year over a four-year period; and on the second anniversary of the execution date, a grant of 75,000 shares of restricted stock vesting at the rate of 25,000 shares at the end of each year over a three-year period. Following early termination of the agreement under specified circumstances, Mr. Cummins is entitled to receive an amount equal to twice the sum of his base salary and annual bonus at 100% of his base salary, plus acceleration and vesting of his long-term incentive compensation. Finally, in recognition of his contributions to the Company’s efforts to obtain FDA approval of its PMA-Supplement to market the VNS Therapy System for treatment-resistant depression, the agreement provides that, on the date of agreement execution, Mr. Cummins receives a grant of 25,000 shares of restricted stock vesting annually over a five-year period. A copy of the agreement is attached as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

August 9, 2005	By:	David S. Wise

Name: David S. Wise
Title: Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Employment Agreement dated August 5, 2005 between Cyberonics, Inc. and Robert P. Cummins